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                                                                  Exhibit 99.4

                                    TERM NOTE


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

$15,000,000                                         Palo Alto, California
                                                       August ___, 1999

         FOR VALUE RECEIVED, the undersigned DRIVEOFF.COM, INC. ("BORROWER") promises to pay to the order of WFC HOLDINGS CORPORATION ("LENDER") at its office at 444 Market Street, San Francisco, California, or at such other place as the holder hereof (the "HOLDER") may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Fifteen Million Dollars ($15,000,000), with interest thereon as set forth herein.

         This Note is made pursuant to and is subject to the terms and conditions of that certain Credit Agreement between Borrower and Lender dated as of July __, 1999, as amended from time to time (the "CREDIT AGREEMENT"). Capitalized terms used in this Note but not defined herein shall have the meanings assigned thereto in the Credit Agreement.

INTEREST:

         (a) INTEREST. The outstanding principal balance of this Note shall bear interest (computed on the basis of a 360-day year, actual days elapsed) at a rate per annum three percent (3%); accrued semiannually and payable on the Maturity Date (defined below).

REPAYMENT AND PREPAYMENT:

            (a) REPAYMENT. The principal amount of this Note and all accrued interest thereon shall be repaid on January 1, 2005 (the "MATURITY DATE").

            (b) MANDATORY PREPAYMENT. Holder may require mandatory prepayment of this Note (including all interest accrued thereon) if:

               (i) Borrower shall have not consummated a firm commitment underwritten public offering of Borrower's common stock having gross proceeds to Borrower of $15 million by


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October 31, 2001;

               (ii) in one or more transactions the assets primarily used or necessary to the DriveOff.com Business are sold or transferred by Borrower or if Navidec, Inc., a Colorado corporation, fails to transfer any such asset owned by it within 10 days of request therefor by Borrower or Lender; or

               (iii) (A) J. Ralph Armijo shall cease to be a director of Borrower or a working active executive officer of Navidec or (B) Michael Kranitz shall cease to be a working active executive officer of Borrower, (in either case, other than as a result of death or reasonably as a result of physical or mental incapacity).

            (c) VOLUNTARY PREPAYMENT. Borrower may not prepay principal or interest on this Term Note.

EVENTS OF DEFAULT:

         Any default in the payment or performance of any obligation under this Note, or any defined event of default under the Credit Agreement, shall constitute an "EVENT OF DEFAULT" under this Note.

CONVERSION:

         (a) OPTIONAL CONVERSION. The Holder of this Note has the right, at its option, at any time, to convert this Note and interest thereon, in accordance with the provisions hereof, in whole or in part into shares of Borrower's Series A-1 Preferred Stock or Series A-2 Preferred Stock. Any such conversion shall be subject to and made in accordance with the Bank Holding Company Act (the "BHC ACT") and the Conversion Agreement.

         (b) MANDATORY CONVERSION. Subject to the BHC Act and the Conversion Agreement, this Note, including interest thereon, shall automatically convert in full into shares of Series A Preferred Stock (i) immediately prior to consummation of a Qualified IPO as defined in Borrower's Amended and Restated Certificate of Incorporation (the "CERTIFICATE") or (ii) on December 31, 2004.

         (c) NUMBER OF SHARES; NATURE OF SERIES A PREFERRED STOCK RECEIVED. Subject to adjustment pursuant to (e) below, the number of shares of Series A Preferred Stock into which this Note may be converted shall be equal to the product of (i) that portion of the $15,000,000 initial principal amount of this Note (expressed as a percentage) being converted and (ii) 3,200,000 shares of Series A Preferred Stock. In connection with any conversion, Lender shall designate whether the shares to be received shall be comprised of Series A-1 Preferred, Series A-2 Preferred or a combination thereof and in what amounts.

         (d) MECHANICS AND EFFECT OF CONVERSION. The Borrower shall give the Holder at least twenty (20) days prior written notice of its initial public offering and shall indicate in such notice if Borrower in good faith believes that such offering will constitute a Qualified IPO. No fractional shares of Borrower's capital stock will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, Borrower will pay to the Holder in


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cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such fractional share. Upon conversion of this Note pursuant hereto, the Holder shall surrender this Note, duly endorsed, at the principal offices of Borrower or any transfer agent of Borrower and shall give written notice by registered or certified mail, postage prepaid, to Company at its principal corporate office, of the election to convert the same pursuant hereto, and shall state therein the amount of the unpaid principal amount of this Note to be converted and the name or names in which the certificate or certificates for shares of Series A Preferred Stock are to be issued. At its expense, Borrower will, as soon as practicable thereafter, issue and deliver to such Holder, at such principal office, a certificate or certificates for the number of shares to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the holder for any cash amounts payable as described herein and a replacement Note in respect of that portion of this Note which is not so converted. Upon conversion of this Note, Borrower will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest. The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Note, and the Person or Persons entitled to receive the shares of Series A Preferred Stock upon such conversion shall be treated for all purposes as the record holder or holders of such Series A Preferred Stock as of such date.

         (e)      CONVERSION ADJUSTMENTS.

                  (i) ADJUSTMENTS FOR STOCK SPLITS AND SUBDIVISIONS. In the event Company should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Series A Preferred Stock or the determination of holders of the Series A Preferred Stock entitled to receive a dividend or other distribution payable in additional shares of the Series A Preferred Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of the Series A Preferred Stock (hereinafter referred to as the "SERIES A PREFERRED STOCK EQUIVALENTS") without payment of any consideration by such holder for the additional shares of the Series A Preferred Stock or the Series A Preferred Stock Equivalents (including the additional shares of the Series A Preferred Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the number of shares of Series A Preferred Stock issuable upon the conversion of this Note shall be appropriately increased in proportion to such increase of outstanding shares.

                  (ii) ADJUSTMENTS FOR REVERSE STOCK SPLITS. If the number of shares of the Series A Preferred Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of the Series A Preferred Stock, then, following the record date of such combination, the number of shares of the Series A Preferred Stock issuable on conversion of this Note shall be decreased in proportion to such decrease in outstanding shares.

                  (iii) CONVERSION OR REDEMPTION OF SERIES A PREFERRED STOCK. Should all of the Series A Preferred Stock be, or if outstanding would be, at any time prior to full payment of this Note,



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         redeemed or converted into shares of the Borrower's Common Stock in accordance with the Borrower's Certificate, then this Note shall immediately become convertible into that number of shares of Borrower's Common Stock equal to the number of shares of the Common Stock that would have been received if this Note had been converted in full and the Series A Preferred Stock received thereupon had been simultaneously converted immediately prior to such event.

   (iv)  NOTICES OF RECORD DATE, ETC. In the event of:

         (1) Any taking by Borrower of a record of the holders of any class of securities of Borrower for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus at the same rate as that of the last such cash dividend theretofore paid) or other distribution or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

         (2) Any capital reorganization of Borrower, any reclassification or recapitalization of the capital stock of Borrower or any transfer of all or substantially all of the assets of Borrower to any other Person or any consolidation or merger involving Borrower; or

         (3) Any voluntary or involuntary dissolution, liquidation or winding-up of Borrower,

Borrower will mail to the Holder of this Note at least ten (10) days prior to the earliest date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of such dividend, distribution or right; and
(B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining shareholders entitled to vote thereon.

     (v) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. For purposes of conversion of this Note and the Lender Warrant, Borrower shall at all times reserve and keep available out if its authorized but unissued shares of Series A Preferred Stock (voting and non-voting) and Common Stock (voting and non-voting) sufficient numbers of such shares; and if at any time the number of authorized but unissued shares of Series A Preferred Stock (voting and non-voting) and Common Stock (voting and non-voting) shall not be sufficient to permit the conversion of the principal amount of this Note or the exercise of the Lender Warrant, Borrower will use its best efforts to take such corporate action as may be, in the opinion of counsel, necessary to increase the authorized but unissued number of shares of Series A Preferred Stock (voting and non-voting) and Common Stock (voting and non-voting) to such number as shall be sufficient for such purposes.

MISCELLANEOUS:

   (a) REMEDIES. Upon the occurrence of any Event of Default, the holder of this Note, at



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the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by Borrower. Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), expended or incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Lender or any other person) relating to any Borrower or any other person or entity.

         (b) GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of Delaware.


         IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.


DRIVEOFF.COM, INC.


-------------------------


By:  Michael Kranitz, President


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